Exhibit 99.1

Soluna Closes $53M Briscoe Wind Farm Acquisition; Achieves Vertical Integration

$6–$11M Year-One Projected EBITDA | 300 MW AI Campus Expansion at Project Dorothy

ALBANY, NY, April 2, 2026 — Soluna Holdings, Inc. (“Soluna” or the “Company”) (NASDAQ: SLNH), a developer of green data centers that converts renewable energy into computing power, today announced that it has closed the acquisition of the 150 MW Briscoe Wind Farm in West Texas for a total purchase price of $53.0 million. The transaction was financed through cash on the balance sheet and debt.

The acquisition is expected to be immediately accretive, with projected Year-One Adjusted EBITDA of $6 million to $11 million and annualized revenue of $20 million to $24.4 million. With this acquisition, Soluna achieves full vertical integration for Project Dorothy, owning both the renewable energy source and the data center infrastructure it powers. The closing positions the Company to unlock development of Project Dorothy 3, a planned renewable-powered AI campus expansion on 300 new acres adjacent to the existing site with potential capacity of up to 300 MW+.

TRANSACTION HIGHLIGHTS
Asset Acquired	150 MW Briscoe Wind Farm, West Texas (GE Vernova Turbines, ERCOT Interconnection)
Purchase Price	$53.0 Million
Financing Structure	$12.5M Debt (Generate Capital) + Cash (balance sheet)
Year-One Adj. EBITDA	$6 Million – $11 Million
Annualized Revenue	$20.0 Million – $24.4 Million
Strategic Outcome	Full Vertical Integration — Soluna now owns the power, land, and compute at Project Dorothy
Growth Catalyst	Dorothy 3: potential 300 MW+ Renewable-Powered AI Campus on 300 New Acres Adjacent to Dorothy 1 & 2

Immediate Financial Accretion

The acquisition is expected to provide immediate and significant cash flow. For the first twelve months of ownership, the wind farm is projected to have an earnings power of between $6 million and $11 million in Adjusted EBITDA, depending on prevailing power market conditions. Annualized revenue contribution is projected at $20.0 million to $24.4 million.

“This closing is a transformative step in Soluna’s evolution,” said John Belizaire, CEO of Soluna.

“Energy sovereignty is the key durable moat in the AI infrastructure race. By owning the Briscoe Wind Farm, we have secured the cornerstone infrastructure needed to build an AI campus with up to 300 MW of capacity. This acquisition delivers on our founding vision: building a utility-scale digital infrastructure company powered by its own renewable energy,” Belizaire continued.

Vertical Integration: From Energy Consumer to Energy Producer

Energy availability remains the primary constraint in scaling AI and high-performance computing infrastructure. By acquiring the dedicated wind-generation asset behind Project Dorothy, Soluna secures long-term energy certainty, eliminates reliance on third-party power purchase agreements (PPAs), and creates a durable cost advantage.

Dorothy 3: 300 MW Renewable-Powered AI Campus

With full ownership of the power source secured, Soluna expects to advance development of Dorothy 3 on a new 300-acre land parcel adjacent to Dorothy 1 and Dorothy 2. Dorothy 3 is planned as a renewable-powered AI compute campus with potential capacity of up to 300 MW, and is being designed to serve high-performance computing and generative AI workloads. The 300MW expansion is expected to result from continued development of grid interconnection expansion and onsite generation.

Asset Overview

Attribute	Detail
Capacity	150 MW
Turbine Technology	GE Vernova 1.85-87 Turbines
Grid Connection	ERCOT substation and grid interconnection
Transaction Structure	100% of the equity interests of the wind farm operating entity
Location	West Texas, co-located with the Project Dorothy campus

Generate Capital (“Generate”) continues to support Soluna in connection with this acquisition. Their participation underscores institutional confidence in Soluna’s vertically integrated strategy and long-term growth trajectory.

Following this milestone, Soluna expects to continue pursuing opportunities to vertically integrate additional project sites where appropriate. The Company’s development pipeline exceeds 4.3 GW across multiple sites, including the recently energized 83 MW Project Kati 1, the 300+ MW Project Kati 2 AI campus in its joint venture with Metrobloks, and additional greenfield opportunities.

Soluna was advised by Norton Rose Fulbright (legal), Lowenstein Sandler LLP (legal), O’Melveny & Myers LLP (energy regulatory), Leo Berwick (financial and tax due diligence), Leidos (power market analysis), IMA (insurance), Verdonck Partners (financial advisory), Jed Brawley (strategic consulting), CAMS eSPARC, LLC (environmental), and DNV GL (technical and engineering). Generate was advised by Vinson & Elkins LLP.

Soluna expects to file a Current Report on Form 8 K with the Securities and Exchange Commission that will contain a more complete description of the terms of the acquisition and the related agreements. The summary information in this press release is qualified in its entirety by the full text of such agreements, which will be filed as exhibits to the Form 8 K.

For more information on the acquisition, including an investor presentation and FAQ, visit Soluna’s Investor Center at www.solunacomputing.com/investors. More on Project Dorothy and Soluna’s data center projects is available at www.solunacomputing.com.

Safe Harbor Statement by Soluna

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include all statements, other than statements of historical fact, regarding our current views and assumptions with respect to future events regarding our business, our expectations with respect to the anticipated development of Project Dorothy 3, the expected financial contribution of the Briscoe Wind Farm acquisition, including projected Year-One Adjusted EBITDA and annualized revenue, the expected opportunities to vertically integrate additional project sites, and other statements that are predictive in nature. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident,” and similar statements. Soluna may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission (“SEC”), in its annual report to shareholders, in press releases and other written materials, and in oral statements made by its officers, directors, or employees to third parties. Forward-looking statements involve inherent risks and uncertainties, further information regarding which is included in the Company’s filings with the SEC. All information provided in this press release is as of the date of this press release, and Soluna undertakes no duty or obligation to update such information, except as required under applicable law.

Non-GAAP Measures

In addition to figures prepared in accordance with generally accepted accounting principles (“GAAP”), Soluna from time to time may present alternative non-GAAP performance measures, e.g., EBITDA, adjusted EBITDA, adjusted net profit/loss, adjusted earnings per share, free cash flow, both on a company basis and on a project-level basis, among others. EBITDA is defined as earnings before interest, taxes, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for stock-based compensation costs, provision for credit losses, loss on sale of fixed assets and credit on equipment deposit, provision for credit losses, impairment on fixed assets, fair value adjustment loss (gain), fair value on placement agent warrants financing fee, and loss (gain) on debt extinguishment and revaluation, net. Projected Year-One Adjusted EBITDA is a non-GAAP financial measure; however, Soluna cannot predict with certainty the magnitude or scope of certain items that would be included in the most directly comparable GAAP measure for the relevant future periods, and such items may be significant. Due to these uncertainties, Soluna cannot provide a quantitative reconciliation of projected Year-One Adjusted EBITDA to the most directly comparable GAAP financial measure without unreasonable effort. The impact of differences in projected Year-One Adjusted EBITDA and annualized revenue contributions from those estimates provided in this press release could have a material impact on the business’s overall operating results. Project-level measures may not take into account a full allocation of corporate expenses. These measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. Alternative performance measures are not subject to GAAP or any other generally accepted accounting principles. Other companies may define these terms differently. See our annual report on Form 10-K for the year ended December 31, 2024, for an explanation of how management uses these measures in evaluating its operations. Investors should review the non-GAAP reconciliation included in the Company’s periodic filings with the SEC and should not rely on any single financial measure to evaluate the Company’s business.

About Soluna Holdings, Inc. (Nasdaq: SLNH)

Soluna is on a mission to make renewable energy a global superpower, using computing as a catalyst. The Company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications, including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS™ helps energize a greener grid while delivering cost-effective and sustainable computing solutions and superior returns. To learn more, visit solunacomputing.com and follow us on:

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Soluna regularly posts important information on its website and encourages investors and prospective investors to consult the Soluna investor relations and investor resources sections regularly.

Contact

Public Relations

West of Fairfax for Soluna

Soluna@westof.co